Exhibit 99.1

News Release For Immediate Release

Sallie Mae Commences Cash Tender Offer to Purchase

Up to $1 Billion in Value of Shares of its Common Stock

NEWARK, Del., Feb. 2, 2021 — Sallie Mae® (Nasdaq: SLM), formally SLM Corporation, announced today the commencement of a tender offer (the “Offer”) to purchase up to $1 billion in aggregate purchase price of its outstanding shares of common stock, par value $0.20 per share (the “Securities”), or such lesser aggregate purchase price of the Securities as are properly tendered and not properly withdrawn, at a single per-Security price not greater than $15.00 nor less than $13.10 per share to the seller in cash, less any applicable withholding taxes and without interest.

The Company is conducting the Offer by means of a procedure commonly called a “modified Dutch auction”, which allows shareholders to select the price, within the range specified above, and the number of Securities they are willing to sell at that price (or, should a higher price be determined as the “purchase price,” such higher price). Based on the number of Securities tendered and the prices specified by the tendering shareholders, the Company will determine the lowest price per share within the specified range that will enable the Company to purchase Securities having an aggregate purchase price of up to $1 billion. If Securities having an aggregate purchase price of more than $1 billion are tendered in the Offer, the Company reserves the right to accept for purchase at the purchase price pursuant to the Offer up to an additional 2% of its outstanding shares without amending or extending the Offer.

The Offer is made in accordance with the terms and subject to the conditions described in the Offer to Purchase, dated Feb. 2, 2021 (the “Offer to Purchase”), and the accompanying Letter of Transmittal, dated Feb. 2, 2021 (together with the Offer to Purchase, the “Offer Materials”), as each may be amended or supplemented from time to time. The Offer will expire at 12 a.m. ET, at the end of the day on March 2, 2021 (the “Expiration Date”), unless the Offer is extended or earlier terminated. Tenders of Securities must be made on or prior to the Expiration Date and may be withdrawn at any time prior to the Expiration Date in accordance with the procedures described in the Offer Materials.

The Company believes that the Offer is consistent with its long-term goal of allocating capital to provide value and increase liquidity for its stockholders. Further, the Offer also provides a mechanism for executing the Company’s authorized share repurchase program more rapidly than would be possible through open market repurchases. The Company believes that the modified Dutch auction tender offer provides its stockholders with the opportunity to tender all or a portion of their Securities, and thereby receive a return of some or all of their investment in the Company, if they so elect.

The Offer is not contingent upon the receipt of financing or any minimum number of Securities being tendered. However, the Offer is subject to a number of other terms and conditions, which are described in detail in the Offer to Purchase.

None of the Company, its directors, the dealer managers, the information agent or the depositary makes any recommendation as to whether any stockholder should participate or refrain from participating in the Offer or as to the purchase price or purchase prices at which stockholders may choose to tender their Securities in the Offer.

The Offer Materials will be mailed to record holders of Securities and will be furnished to brokers, dealers, commercial banks, trust companies, or other nominee stockholders and similar persons whose names, or the names of whose nominees, appear on the Company’s stockholder list or, if applicable, who are listed as participants in a clearing agency’s security position listing for subsequent transmittal to beneficial owners of the Securities. The Offer Materials contain important information that holders are urged to read before any decision is made with respect to the Offer.

Pursuant to Rule 13e-4(c)(2) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company is filing with the Securities and Exchange Commission (the “SEC”) an Issuer Tender Offer Statement on Schedule TO, which contains additional information with respect to the Offer. The Schedule TO, including the exhibits and any amendments and supplements thereto, may be examined, and copies may be obtained, at the SEC’s website at www.sec.gov.

J.P. Morgan Securities LLC and Goldman Sachs & Co. LLC are acting as dealer managers for the Offer. For additional information regarding the terms of the Offer, please contact: J.P. Morgan Securities LLC at (877) 371-5947 (toll-free) or Goldman Sachs & Co. LLC at (212) 902-1000 (toll-free) or (800) 323-5678 (collect). To confirm delivery of Securities, please contact D.F. King & Co., Inc., which is acting as the tender agent and information agent for the Offer, at (877) 283-0322 (toll-free) or (212) 269-5550 (banks and brokers).

THIS PRESS RELEASE IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT AN OFFER OR SOLICITATION TO PURCHASE SECURITIES. THE OFFER IS BEING MADE SOLELY PURSUANT TO THE OFFER MATERIALS, WHICH SET FORTH THE COMPLETE TERMS OF THE OFFER THAT HOLDERS OF THE SECURITIES SHOULD CAREFULLY READ PRIOR TO MAKING ANY DECISION.

THE COMPANY IS NOT MAKING THE OFFER TO (NOR WILL IT ACCEPT ANY TENDER OF SECURITIES FROM OR ON BEHALF OF) HOLDERS OF SECURITIES IN ANY JURISDICTION IN WHICH THE MAKING OF THE OFFER OR THE ACCEPTANCE OF ANY TENDER OF SECURITIES WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION, PROVIDED THAT THE COMPANY WILL COMPLY WITH THE REQUIREMENTS OF RULE 13E-4(F)(8) PROMULGATED UNDER THE EXCHANGE ACT. HOWEVER, THE COMPANY MAY, AT ITS DISCRETION, TAKE SUCH ACTION AS THE COMPANY MAY DEEM NECESSARY FOR IT TO MAKE THE OFFER IN ANY SUCH JURISDICTION AND EXTEND THE OFFER TO HOLDERS OF SECURITIES IN SUCH JURISDICTION. IN ANY JURISDICTION THE SECURITIES OR BLUE SKY LAWS OF WHICH REQUIRE THE OFFER TO BE MADE BY A LICENSED BROKER OR DEALER, THE OFFER SHALL BE DEEMED TO BE MADE ON THE COMPANY’S BEHALF BY ONE OR MORE REGISTERED BROKERS OR DEALERS WHICH ARE LICENSED UNDER THE LAWS OF SUCH JURISDICTION.

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Sallie Mae (Nasdaq: SLM) believes education and life-long learning, in all forms, help people achieve great things. As the leader in private student lending, we provide financing and know-how to support access to college and offer products and resources to help customers make new goals and experiences, beyond college, happen. Learn more at SallieMae.com. Commonly known as Sallie Mae, SLM Corporation and its subsidiaries are not sponsored by or agencies of the United States of America.

Contacts:

Media:

Rick Castellano

302.451.2541

Rick.Castellano@SallieMae.com

Investors:

Brian Cronin

302.451.0304

Brian.Cronin@SallieMae.com